AMENDMENT TO AMENDED AND RESTATED
SUPPLY AND OFFTAKE AGREEMENT
This AMENDMENT TO AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”) is made and entered into as of March 31, 2020, by and among Par Hawaii Refining, LLC f/k/a Hawaii Independent Energy, LLC (the “Company”), Par Petroleum, LLC (the “Guarantor”) and J. Aron & Company LLC (“Aron”) (each referred to individually as a “Party” and collectively, the “Parties”).
RECITALS
A.    The Company owns and operates a crude oil refinery and related assets located in Kapolei, Hawaii (the “Refinery”) for the processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products.
B.    The Parties have entered into an Amended and Restated Supply and Offtake Agreement, dated as of December 21, 2017 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “S&O Agreement”), pursuant and subject to which Aron has agreed to supply crude oil to the Company to be processed at the Refinery and purchase refined products from the Company produced at the Refinery.
C.    The Parties have agreed to amend the S&O Agreement pursuant to the terms set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:
SECTION 1    Definitions; Interpretation
Section 1.1    Defined Terms. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the S&O Agreement.
Section 1.2    Interpretation. The rules of construction set forth in Section 1.2 of the S&O Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2    Amendment
Section 2.1    Amendment to S&O Agreement. Upon the effectiveness of this Amendment:
(a)    Section 1.1 of the S&O Agreement is hereby amended by inserting, in the appropriate alphabetical order, the following new definitions:

“Fifth Amendment Effective Date” means March 31, 2020.
“Government Accounts Assignment Condition” means the execution by the Company of a Notice of Assignment and an Instrument of Assignment with respect to the contract underlying such Government Account and any other agreements, instruments and documents and the performance by the Company of all acts that Aron may reasonably require to ensure compliance with the Assignment of Claims Act (or any other similar state laws).
“Specified Government Accounts” means Accounts owing directly by DLA Energy to the Company under a prime contract entered between DLA Energy and the Company.
(b)    Section 1.1 of the S&O Agreement is hereby amended by amending and restated each of the following existing definitions:
“Government Accounts” means Accounts owing directly by any U.S. Governmental Authority to the Company under a prime contract entered into between such U.S. Governmental Authority and the Company.
(c)    Clause (x)(III) of the definition of “Eligible Receivables” in Section 1.1 of the S&O Agreement is hereby amended and restated in its entirety to read as follows:
(III) as to which the Company shall not have executed a Notice of Assignment and an Instrument of Assignment with respect to the contract underlying such Government Account and any other agreements, instruments and documents and performed all acts that Aron may reasonably require to ensure compliance with the Assignment of Claims Act (or any other similar state laws) which may include, without limitation, an acknowledgment or other reply from the relevant Government Authority account debtor that it has accepted and will comply with such notice or is otherwise reasonably satisfactory in substance to Aron (a “Government Response”); provided, however, that the filing of such Notice of Assignment and Instrument of Assignment with the applicable U.S. Governmental Authority shall not occur until required pursuant to the Lien Documents; provided however, that, notwithstanding the foregoing, with respect only to Specified Government Accounts, the provisions of Section 11.9 shall have been satisfied;
(d)    The definition of “Eligible Receivables” in Section 1.1 of the S&O Agreement is hereby amended by adding a new clause (y) immediately after clause (x) thereof to read as follows:
(y) the aggregate amount of Government Accounts owing by a single account debtor does not constitute more than twenty-five percent (25%) of the sum of all Eligible Receivables (but the portion of the Accounts not in excess of such percentage shall be deemed Eligible Receivables) other than with respect to Specified Government Accounts that constitute Eligible Receivables in accordance with Section 11.9;
(e)    Article 11 of the S&O Agreement is hereby amended by adding at the end thereof a new Section 11.9 to read as follows:

11.9    Specified Government Accounts. From and after the Fifth Amendment Effective Date, Specified Government Accounts shall constitute Eligible Receivables so long as (i) the aggregate amount of such Specified Government Accounts does not constitute more than forty percent (40%) of the sum of all Eligible Receivables; and (ii) the Company shall in good faith and in a commercially reasonable manner diligently pursue and endeavor to satisfy the Government Accounts Assignment Condition and obtain a Government Response with respect to such Specified Government Accounts; provided that if such Government Accounts Assignment Condition has not been satisfied and such Government Response has not been obtained, within twelve months following the Fifth Amendment Effective Date, without limitation to the Company’s obligation under clause (ii) above, Aron may thereafter, and at any time until such time as such Government Accounts Assignment Condition has been satisfied and such Government Response has been obtained, elect, in its sole discretion, that the concentration limit set forth in clause (y) of the definition of “Eligible Receivables” shall apply to such Specified Government Accounts.
Section 2.2    References Within S&O Agreement. Each reference in the S&O Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, and each reference in any other Transaction Document to “the S&O Agreement” and the words “thereof,” “thereto,” “therein,” “thereunder” or words of like import, in each case, shall mean and be a reference to the S&O Agreement as heretofore amended and as amended by this Amendment.
SECTION 3    Representations and Warranties
To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the corporate, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the S&O Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the S&O Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law) and (v) no Event of Default with respect to it has occurred and is continuing.
SECTION 4    Reaffirmation
All of the terms and provisions of the S&O Agreement shall, as amended and modified hereby, remain in full force and effect. Each of the Company and the Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect (other than expressly provided herein) or impair the Obligations or the Liens securing the payment and performance thereof. Each of the Company and the Guarantor hereby ratifies and confirms all of its respective obligations and liabilities under the Transaction Documents to which it is a party, as expressly modified herein, and the Guarantor ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee the Obligations of the Company under the Transaction Documents, as expressly modified herein.
SECTION 5    Miscellaneous
Section 5.1    S&O Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the S&O Agreement remains unchanged. As amended pursuant hereto, the S&O Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. For all purposes of the S&O Agreement and the other Transaction Documents, this Amendment shall constitute a “Transaction Document.”
Section 5.2    No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
Section 5.3    Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, Aron and their respective successors and assigns.
Section 5.4    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
Section 5.5    Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
Section 5.6    Effectiveness; Counterparts. This Amendment shall be binding on the Parties as of the date on which it has been fully executed by the Parties. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 5.7    Interpretation. This Amendment is the result of negotiations between the Parties and has been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.
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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY LLC

By:    /s/ Harsha Rajamani
Name:    Harsha Rajamani
Title:    Attorney in Fact

PAR HAWAII REFINING, LLC

By:    /s/ William Monteleone
Name:    William Monteleone
Title:    Chief Financial Officer

PAR PETROLEUM, LLC

By:    /s/ William Monteleone
Name:    William Monteleone
Title:    Chief Financial Officer

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